Exhibit 99.1

Company Contact:	Investor Relations Contact:
Michael Anthofer	Moriah Shilton
Chief Financial Officer	Sr. Director, Investor Relations
408-321-6711	408-321-6713

TESSERA TECHNOLOGIES ANNOUNCES FIRST QUARTER 2011 RESULTS

San Jose, Calif., April 28, 2011 – Tessera Technologies, Inc. (Nasdaq: TSRA) announced its results for the first quarter ended March 31, 2011.

“We had a solid first quarter of 2011. Total revenue of $67.8 million included Imaging & Optics revenue of $14.2 million, of which $3.8 million was license fees,” said Henry R. Nothhaft, Tessera’s chairman and chief executive officer. “Cash, cash equivalents, and investments at March 31, 2011 were $499.5 million, an increase of $24.5 million in the quarter.”

Revenue Highlights: First Quarter 2011

•	Total revenues were $67.8 million.

•	Micro-electronics revenues were $53.6 million.

•	Imaging & Optics revenues were $14.2 million.

First quarter 2011 total revenues of $67.8 million were up $3.5 million, or 5% compared to the first quarter of 2010. First quarter 2011 Micro-electronics revenues of $53.6 million were down $2.2 million, or 4% compared to first quarter 2010 revenues of $55.8 million, which included a royalty payment of $3.0 million from United Test and Assembly Center Ltd. as a result of the companies’ 2010 settlement.

First quarter 2011 Imaging & Optics revenues of $14.2 million included $8.7 million in royalties and license fees. Imaging & Optics royalties were $4.9 million and included a one-time catch up payment of $620,000. Imaging & Optics products and services revenue was $5.5 million.

Generally accepted accounting principles (GAAP) net income for the first quarter of 2011 was $11.2 million, or $0.22 per diluted share, which included a reduction-in-workforce restructuring charge of $2.1 million. Also included were non-cash charges of $6.1 million for stock-based compensation and $4.1 million for amortization of acquired intangibles.

Non-GAAP net income for the first quarter of 2011 was $19.0 million or $0.36 per diluted share. Non-GAAP net income is defined as income and operating expenses adjusted for acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets, and related tax effects.

“Operationally, we took several steps in the first quarter to accelerate and maximize the long-term growth potential of both our business segments,” continued Nothhaft. “In our Micro-electronics segment, we formed a new group, operating through a subsidiary named Invensas Corporation, which is focused on the expansion of our intellectual property (IP) development and licensing activities beyond semiconductor packaging.

“In addition, we announced the appointment of Bob Roohparvar as the new president of our Imaging & Optics segment. We believe Bob’s extensive technical, leadership and execution skills will accelerate the growth of our Imaging & Optics business. Early in the second quarter, we reorganized all of the Imaging & Optics business units under a single subsidiary named DigitalOptics Corporation to focus and leverage our unique collection of IP, R&D expertise and customer relationships to maximize the opportunities in the Imaging & Optics space we see ahead of us. We also retained GCA Savvian Advisors, LLC as our financial advisor to assist in the evaluation of multiple alternatives, including, among others, a spin-off transaction for this segment of our business.”

Second Quarter 2011 Financial Guidance

Second quarter 2011 total revenues are expected to range between $75.5 million and $78.5 million, compared to second quarter 2010 total revenues of $74.6 million. Second quarter 2011 Micro-electronics revenues are expected to range between $65 million and $67 million.

The company’s second quarter 2011 guidance reflects, similar to the first quarter of 2011, no revenue from the five licensees or former licensees that are either in breach or have not yet renewed their license agreements with Tessera. The company continues to pursue legal redress based on its long standing practice of ensuring fair payment for use of its IP and protecting its licensees in good standing. The timing of resolution of these litigation and arbitration matters is difficult to predict.

Two major DRAM manufacturers have volume pricing adjustments in their licenses that may cause, only for these two DRAM manufacturers when unit shipment volumes are high, our aggregate annual DRAM royalty revenue to grow less rapidly than annual growth in overall unit shipments in the DRAM market. Tessera anticipates its second quarter 2011 revenue will benefit by between $10 million and $12 million due to the annual reset of the volume pricing adjustments with these two DRAM manufacturers, along with other factors.

Second quarter 2011 Imaging & Optics revenues, in total, are expected to be approximately $10.5 million to $11.5 million. Second quarter 2011 Imaging & Optics royalty and license fees revenues are expected to be approximately $5.0 million to $5.5 million. Imaging & Optics products and services revenues are expected to be approximately $5.5 million to $6.0 million. This compares to Imaging & Optics royalties and license fees revenues of $3.3 million and products and services revenues of $6.2 million in the second quarter of 2010, which totaled $9.5 million for this segment.

Non-GAAP operating expenses for the second quarter 2011 are projected to range between $35 million and $36 million, excluding litigation expenses.

Prepared Remarks and Conference Call Information

Concurrent with the publication of its earnings press release, Tessera will post to its website, www.tessera.com, management’s prepared remarks regarding Tessera’s quarterly performance. These prepared remarks are being made available in order to provide the investment community with additional time to analyze Tessera’s results prior to the conference call. The first quarter 2011 earnings conference call will include brief remarks from management, followed by a Q&A session.

Tessera will hold its first quarter 2011 earnings conference call at 2:00 P.M. Pacific (5:00 P.M. Eastern) today. To access the call in the U.S., please dial 866-531-1286, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 800-642-1687 and for international callers, dial 706-645-9291. Enter access code 59268957.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the company’s financial results, the impact of the reorganization of our Imaging & Optics segment, the impact of the retention of GCA Savvian Advisors, LLC as the company’s financial advisor, the exploration of various alternatives for the Imaging & Optics business, the size of market opportunities, growth of the company’s served markets, industry and technology trends, use of the company’s technology in additional applications, impact of volume pricing adjustments in our Micro-electronics segment and revenue growth in our Imaging & Optics segment, future investment and development resources, the expansion of the company’s intellectual property portfolios, and the company’s IP protection efforts, including litigation. Material factors that may cause results to differ from the statements made include changes to the company’s plans or operations relating to its businesses and groups, market or industry conditions; delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to identify or complete a favorable transaction with respect to the Imaging & Optics business; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2010 include more information about factors that could affect the company’s financial results. Tessera assumes no obligation to update information contained in this press release. Although this release may remain available on Tessera’s website or elsewhere, its continued availability does not indicate that Tessera is reaffirming or confirming any of the information contained herein.

About Tessera

Tessera Technologies, Inc., headquartered in San Jose, California, develops, invests in, licenses and delivers innovative miniaturization technologies and products for next-generation electronic devices. More than 65% of Tessera’s employees are dedicated technologists or inventors. The company’s micro-electronics solutions enable smaller, higher-functionality devices through chip-scale and wafer-level packaging, silicon-level interconnect and 3-D packaging, as well as silent air cooling technology. Tessera’s imaging and optics solutions provide cost-effective, high-quality camera functionality in consumer electronic products through technologies that include Extended Depth of Field (EDoF), zoom and MEMS-based auto-focus. The company also offers custom micro-optics for semiconductor lithography, communications, medical, industrial and other applications. For information call 1.408.321.6000 or go to www.tessera.com.

Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification Topic 718 – Stock Compensation upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this report provide investors with important perspectives into the company’s ongoing business performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of non-GAAP net income to Tessera’s reported GAAP net income.

Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

-Tables follow-

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Royalty and license fees	$62,258	$58,853
Product and service revenues	5,515	5,409

Total revenues	67,773	64,262

Operating expenses:
Cost of revenues	5,512	5,193
Research, development and other related costs	18,613	15,813
Selling, general and administrative	19,464	19,258
Litigation expense	5,996	6,597
Restructuring charges	2,059	—

Total operating expenses	51,644	46,861

Operating income	16,129	17,401
Other income and expense, net	608	521

Income before taxes	16,737	17,922
Provision for income taxes	5,525	8,095

Net income	$11,212	$9,827

Basic and diluted net income per share:

Net income per share - basic	$0.22	$0.20

Net income per share - diluted	$0.22	$0.20

Weighted average number of shares used in per share calculations - basic	50,823	49,810

Weighted average number of shares used in per share calculations - diluted	51,267	50,123

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2011	December 31, 2010*
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$108,592	$69,268
Short-term investments	390,903	405,737
Accounts receivable, net	8,220	11,797
Inventories	1,594	1,852
Short-term deferred tax assets	7,124	7,126
Other current assets	7,288	9,900

Total current assets	523,721	505,680

Property and equipment, net	39,585	42,121
Intangible assets, net	85,864	89,956
Goodwill	49,653	49,653
Long-term deferred tax assets	21,877	21,877
Other assets	2,571	2,567

Total assets	$723,271	$711,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,137	$4,765
Accrued legal fees	6,374	5,088
Accrued liabilities	11,926	21,161
Deferred revenue	3,904	5,754
Income tax payable	2,447	—

Total current liabilities	26,788	36,768

Deferred tax liabilities	4,627	4,627
Other long-term liabilities	5,876	5,876

Stockholders’ equity:
Common stock	52	51
Additional paid-in capital	447,064	437,027
Treasury stock	(10,505)	(10,505)
Accumulated other comprehensive income	446	299
Retained earnings	248,923	237,711

Total stockholders’ equity	685,980	664,583

Total liabilities and stockholders’ equity	$723,271	$711,854

*	Derived from audited financial statements

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2011	2010
GAAP net income	$11,212	$9,827

Adjustments to GAAP net income:
Stock-based compensation - cost of revenues	143	175
Stock-based compensation - research, development and other related costs	2,446	2,677
Stock-based compensation - selling, general and administrative	3,475	4,014
Amortization of acquired intangibles - cost of revenues	1,707	1,706
Amortization of acquired intangibles - research, development & other related costs	753	644
Amortization of acquired intangibles - selling, general and administrative	1,632	1,121
Tax adjustments for non-GAAP items	(2,360)	(2,330)

Non-GAAP net income	$19,008	$17,834

Non-GAAP net income per common share - diluted	$0.36	$0.35

Weighted average number of shares used in per share calculations excluding the effects of FAS 123R - diluted	52,548	51,009

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED REVENUE DETAILS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Micro-electronics Segment
Royalty and license fees	$53,615	$55,756
Past production payments	—	—
Product and service revenues	—	—

Total Micro-electronics revenues	53,615	55,756

Imaging and Optics Segment
Royalty and license fees	8,643	3,097
Product and service revenues	5,515	5,409

Total Imaging and Optics revenues	14,158	8,506

Total revenues	$67,773	$64,262

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